Exhibit 99.1

Press Release

Contacts

Investor Relations

Alan Roden

Verint Systems Inc.

(631) 962-9304

alan.roden@verint.com

OFT Clears Verint’s Acquisition of Witness Systems, Inc.

MELVILLE, N.Y. May 23, 2007 – Verint Systems Inc. (VRNT.PK), a leading provider of analytic software-based solutions for security and business intelligence, today announced that the UK Office of Fair Trading has decided not to refer its previously announced Agreement and Plan of Merger with Witness Systems, Inc., a Delaware corporation, to the UK Competition Commission. We currently expect the acquisition to close on or before May 29, 2007.

About Verint Systems Inc.

Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Visit us at our website www.verint.com.

Note: This release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: the inability to complete the Company’s proposed merger with Witness Systems, Inc.; the failure to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger; risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger and the impact of the substantial indebtedness incurred to finance the consummation of the merger; the impact on Verint’s financial results as a result of Comverse’s creation of a Special Committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse Special Committee’s review; the effect of Verint’s failure to timely file all required reports under the Securities Exchange Act of 1934; the facts and circumstances underlying certain potential accounting errors, as well as certain other areas requiring additional review, announced by Comverse and Verint; Verint’s ability to have its common stock relisted on The NASDAQ Global Market; the impact of governmental inquiries arising out of or related to option grants and the other accounting errors identified at Comverse; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Mercom and CM Insight and Verint’s other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint’s markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint’s intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint’s products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint’s effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint’s infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission, including our current report on Form 8-K filed March 22, 2007. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements except as otherwise required by law.

Verint, the Verint word mark, Actionable Intelligence, Powering Actionable Intelligence, STAR-GATE, RELIANT, NEXTIVA, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owner.